Exhibit 10.3

                        [JP Morgan Fleming Letterhead]


James Sapsford
Client Account Advisor

                                                             21st October 2004

Beth Halberstadt
American Bar Retirement Association
3 Batterymarch Park
Quincy, MA  02169-7422
United States

Amendments to Investment Management Agreement - American Bar Retirement Association

I refer to the Investment Management Agreement dated 1st April 2003 between J.P. Morgan Fleming Asset Management (London) Limited and State Street Bank & Trust Co.

Outsourcing

The following language is hereby added to Section 21 of the above referenced
Agreement:

"In addition, the Advisor may employ The Bank of New York to perform any accounting, administrative, reporting and ancillary services required to enable the Advisor to perform its functions under this Agreement but not to perform any obligations of the Advisor contained in Sections 4(a), 4(b), 4(c), 4(f), 4(g) or 4(h) of this Agreement. The core functions to be outsourced to the Bank of New York may include (but are not limited to):

Accounting
Income Processing
Cash Reconciliations
Trade Operations (Settlements, Failed Trade Investigations etc.)
Custodian Relationships
Corporate Actions
Monthly Valuation Reporting

Any delegation made under this section 21 shall not affect the Advisor's liability to the State Street under this Agreement nor shall the Advisor be released from any of its obligations under this Agreement by reason of the Advisor so employing The Bank of New York.

Notwithstanding any other provision of the Agreement, the Advisor may only provide information about the State Street to any such third party if the respective information is required for the performance of the delegated services and functions. The Advisor will act in good faith and with due diligence in the selection, use and monitoring of third parties. The Advisor especially ensures that the confidentiality requirements as agreed within the Agreement are adhered to by such third parties."


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We will be grateful if you can please indicate your approval of the above by signing below:



 /s/ Sharon Gray
- ---------------------------------------------
JP Morgan Fleming Asset Management (London) Limited
Vice President
Chief Account Management



Signed and agreed:



 /s/ Beth Halberstadt
- --------------------------------------------------
State Street Bank & Trust Co.
Name:  Beth Hallberstadt
Title:  Vice President



Date:  October 26, 2004


Please arrange to execute the above document and return one copy to my attention at your earliest convenience.